UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 4, 2023

CONTANGO ORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35770 (Commission File Number)	27-3431051 (I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925 Houston, Texas (Address of principal executive offices)		77098 (Zip Code)

Registrant’s Telephone Number, including area code: (713) 877-1311

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, the Company entered into a retention agreement (the “Retention Agreement”) with Leah Gaines, Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary. This Retention Agreement replaces the previous Retention Agreement dated February 6, 2019 and the Amendment to the Retention Agreement dated February 6, 2020. Pursuant to the Retention Agreement, Ms. Gaines will remain in her positions with the Company (including as the Company’s principal financial officer and principal accounting officer) until the earlier of (i) December 31, 2023 or (ii) a date determined by the Company (such earlier date, the “Separation Date”). Any transition is not the result of any disagreements between the Company and Ms. Gaines.  The full text of the Retention Agreement, which is filed as Exhibit 10.1, is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Retention Agreement, dated August 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By: /s/ Leah Gaines
Leah Gaines
Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary

Dated: August 4, 2023